EXHIBIT 99.1

January 10, 2005

George Kolber

884 Navesink River Road

Locust, NJ 07760

Re: No Renewal Term of Your Employment Agreement

Dear George:

Please consider this formal notice from American Eagle Outfitters, Inc. pursuant to Section 2(d) of your Executive Employment Agreement dated December 4, 2000 that the term of the agreement shall not be extended beyond the end of the Initial Term, which is February 3, 2006, and there will be no Renewal Term.

Very truly yours,

 /s/ James V. O'Donnell

James V. O'Donnell

Chief Executive Officer

Cc:       Board of Directors

            Neil Bulman, Jr.

            Dale Clifton